SUBJECT:        Division Management Incentive Compensation Plan




      The following Plan is to be in effect for the calendar year 1997. It will be reviewed at the close of that year and will be continued, modified, or cancelled with respect to succeeding years solely at the discretion of the Stock Option and Compensation Committee of the PORTEC, Inc. Board of Direc-tors.

 1.   PARTICIPATION

      a. The President & General Manager and key management employees of each division, employed as of January 1 of the year, will, upon recommendation by the President & General Manager and subject to approval of the President & Chief Executive Officer of PORTEC, Inc., participate in the plan for such division. Persons promoted or employed subsequent to January 1 to fill an eligible management position vacancy may be included in the division's incentive compensation program on a pro rata basis, upon the President & Chief Executive Officer's approval. The incentive compensation payable to such an employee shall be based on the number of calen-dar months during the year the person has held that management position. However, the inclusion of such an employee in the program shall not result in a reduction of the Total Target Bonus Fund, defined below, for the other participants.

      b. "Individual Target Bonus Levels" for each eligible position will be established as a percentage of actual salary paid during the calendar year, or portion of the years determined by date of entry into the program, in accordance with the corporate standards relating to the position of the participant (Exhibit A attached). Exceptions to these standards require approval of the President & Chief Executive Officer. "Individual Maximum Bonus Levels" shall equal double the Individual Target Bonus Levels.

 2.   DIVISION TARGET BONUS FUND

      a. A "Total Target Bonus Fund" will be calculated for each division by means of bonus formulas such that if certain targets for Pre-Tax Profit and Working Capital to Sales Objectives are satis-factorily attained, an amount equal to the sum of the Individual Target Bonus Levels for eligible management people in that divi-sion will accrue.

      b. The minimum point below which no bonus fund will be developed relating to the Pre-Tax Profit and Working Capital to Sales Objec-tives is called the "threshold" which will generally be established at 70 percent of the target performance. Below this level, no bonus will be paid.



DIVISION TARGET BONUS FUND (CONTINUED)
--------------------------------------

      c. The "Total Maximum Bonus Fund" shall equal twice the Total Target Bonus Fund and will generally be established in the range of 130 percent to 150 percent of the target performance.

      d. The bonus fund (meaning the total actual bonuses paid) will be limited to 8 percent of Pre-Tax Profits, regardless of other calculations.


 3.   GENERAL PERFORMANCE OBJECTIVES

      a. Shortly after the beginning of each year, the President & Chief Executive Officer will consider the approved profit plan, current backlog, and invested capital of each division together with such other factors as he deems appropriate to set Pre-Tax Profit and Working Capital to Sales Objectives for each Division subject to approval of the Board of Directors' Stock Option and Compensation Committee. These targets will normally be determined at the performance level set by the approved business plan for that year. However, the President & Chief Executive Officer may set targets which are different than profit plan performance depending on specific circumstances.

      b. The percentage of such Total Target Bonus Fund for each division related to Pre-Tax Profit and Working Capital to Sales Objectives, and the objectives established for Pre-Tax Profits and Working Capital to Sales are shown in Exhibit B.

 4.   INDIVIDUAL ALLOCATION AND ADJUSTMENT

      a. Customary practice will be to distribute available bonus funds pro rata over the Target Bonus levels of participants. However, unless a participant is actively at work for the Company on December 31, or retires (within the meaning of the Company's plan), becomes disabled, or dies during the operating year, no incentive compensation shall be payable to him. If any partici-pant shall retire, become disabled, or die during the year, the incentive compensation for such year payable to him, his estate or designee, shall be based on the number of months during the year he was in the active employ of the Company. Incentive compensa-tion that would have been payable to participants had they re-mained in the employ of the Company during the full calendar year, but not payable to them under the foregoing provisions, shall not be used to increase the incentive compensation of the other participants.



INDIVIDUAL ALLOCATION AND ADJUSTMENT (CONTINUED)
------------------------------------------------

      b. Notwithstanding, the preceding paragraph, the President & General Manager can adjust the bonus level of any participant, other than himself by a factor of 75 percent to 125 percent to reflect low or high personal performance during the year. The President & General Manager's bonus level may be adjusted in the same manner as recommended and approved by the President & Chief Executive Officer.

            However, such adjustments cannot increase the Total Bonus Fund as determined in Paragraph 2 or exceed a participant's Individual Maximum Bonus Level. Available bonus funds will then be distrib-uted pro rata over the bonus levels which exclude these adjust-ments.

      c. The adjustment recommendations of each President & General Manager will be submitted to and will be subject to the final approval of the President & Chief Executive Officer of PORTEC, Inc. Recommen-dations as to the incentive compensation to be paid to General Managers will be made by the President & Chief Executive Officer.

 5.   PAYMENT

      a. Payment of incentive compensation for the year will not be made until after the completion of the year-end Company audit by the outside Public Accountants. Payment should generally be made not later than February 28 of the next succeeding year. However, the President & Chief Executive Officer may elect to pay 80% of the estimated bonus amounts prior to December 31, with the remainder of the bonus amounts paid after the year-end audit. For the purpose of pension plan computations and for making deductions for withholding and social security taxes, incentive compensation payments will be taken into account in the year of payment. Incentive compensation payments will not influence levels of group insurance coverage.

      b. Total bonus amounts payable for each individual shall be rounded to the nearest dollar.

 6.   ACCOUNTING PROCEDURES

      a. PRE-TAX PROFIT: This portion of the bonus will be determined by the relationship of actual Pre-Tax Profit relative to the Pre-Tax Profit target. In the determination of Pre-Tax Profits, standard accounting practices (as shown below and covered in the Accounting Procedures Manual of PORTEC, Inc.) currently in effect at PORTEC, Inc. will be continued, including practices as to depreciation charges, allocation of general office expense, methods of invento-ry valuation, retirement fund provisions, divisional charges, and other operating procedures. Gains or losses on the disposition of fixed assets will be excluded except for those realized in the ordinary course of business. Incentive compensation will be in-cluded in the calculation of both target and actual Pre-Tax Profit.

      b. WORKING CAPITAL TO SALES (WC/S): This portion of the bonus will be determined by the relationship of the actual WC/S ratio rela-tive to the Plan ratio for that year. The WC/S ratio for this purpose is defined as:

                                          Average (A/R + Inventory - A/P)
                                          -------------------------------
            Working Capital to Sales  =
                                                      Gross Sales

            Where:   A/R = Net Accounts Receivable Trade balance at month-end.

                     INVENTORY = Net Inventory balance at month-end.

                     A/P = Net Accounts Payable Trade & Unvouchered balance at
                          month-end.

                     GROSS SALES = Gross sales for the year.

            In the determination of these items, standard accounting practices as shown in the current Accounting Procedures Manual of Portec, Inc. will be continued. Twelve month-end balances for (January through December) A/R, A/P, and Inventory will be averaged for the numerator of the ratio.

 7.   ADJUSTMENTS TO THE PLAN

      a. Changes of major significance not contemplated at the time the Pre-Tax Profit Objectives are determined for a division, such as but not limited to, acquisitions of products or businesses, major expenditures for plant or equipment expansion or modernization, and disposition of assets or a product line may require a revision in the Pre-Tax Profit Objectives for a particular division. In such cases, the President & Chief Executive Officer can adjust the Pre-Tax Profit Objectives, subject to the approval of the Board of Directors' Stock Option and Compensation Committee, in order to establish a revised basis for the computation of incentive compensation.

      b. In unusual circumstances, it may not be possible to construct a bonus formula meeting all of these criteria to provide reasonable incentives for division management. In this event, the President & Chief Executive Officer can seek approval of an alternative bonus formula from the Stock Option and Compensation Committee of the Board of Directors.

                                   EXHIBIT A

                             TARGET BONUS SCHEDULE




                                                 TARGET BONUS
                       POSITION                 AS % OF SALARY
                  ------------------            --------------

                  GENERAL MANAGER                     25%


                  DIRECT REPORTS TO G.M. OF:

                  MANUFACTURING,
                  ACCOUNTING,
                  SALES, AND
                  ENGINEERING(1)                      20%


                  ALL OTHER PARTICIPANTS              15%









NOTES:

(1) ALSO INCLUDES PLANT MANAGERS OF MAJOR REMOTELY LOCATED MANUFACTURING FACILITIES.







                                   EXHIBIT A

                             TARGET BONUS SCHEDULE
                            MATERIALS HANDLING GROUP


                                                 TARGET BONUS
                       POSITION                 AS % OF SALARY
                  ------------------            --------------

                  VICE PRESIDENT &
                  GENERAL MANAGER                     30%


                  DIRECT REPORTS TO G.M. OF:

                  MANUFACTURING,
                  ACCOUNTING,
                  SALES, AND
                  ENGINEERING(1)                      20%


                  ALL OTHER PARTICIPANTS              15%





NOTES:

(1) ALSO INCLUDES PLANT MANAGERS OF MAJOR REMOTELY LOCATED MANUFACTURING FACILITIES.






                                   EXHIBIT B

                       1997 BONUS PERFORMANCE OBJECTIVES



DIVISION:

          CATEGORY             WEIGHT       THRESHOLD       TARGET       MAXIMUM


          PRE-TAX PROFITS                   $               $            $


          WORKING CAPITAL
          TO SALES



          TOTAL                100%




                            DISTRIBUTED ONLY TO THE

                              APPLICABLE DIVISION